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                                                            Exhibit 10(v)
                                                         Form 10-K for 1994
                                                           File No. 1-11237

                            AT&T CAPITAL CORPORATION
                          RETIREMENT AND SAVINGS PLAN


HIGHLIGHTS OF THE RETIREMENT AND SAVINGS PLAN

     AT&T Capital Corporation adopted the AT&T Capital
Corporation
Retirement and Savings Plan (RSP) effective January 1, 1994 for its members and the members of its subsidiaries. This summary refers to AT&T
Capital
Corporation and its subsidiaries collectively as the "Company."

     The RSP is designed to help you build financial resources for the future. Here's how the RSP can help you achieve your retirement goals:

A convenient, regular way to save up to 12% of your pay on a before-tax or after-tax basis using payroll deductions,
. A matching contribution from the Company equal to 662/3 cents for every
  $l you save on the first 6% of your pay, . An overall uniform points contribution from the Company which is expected to be 9% of total payroll,
. The uniform points contribution allocated to your account will be based on pay and service and will equal 6% to 13% of your pay, assuming the overall contribution is 9%,
. A choice of investment options,
. Vesting (ownership) in your contributions of 100% at all times, . Vesting in matching contributions of 100% after a maximum of 11/2 years of vesting service,
. Vesting in uniform points contributions at the rate of 20% for each year of vesting service uniform points contributions are fully vested once you complete 5 years of vesting service, . A tax advantage for your savings while they grow current income taxes are not paid on your before-tax contributions, matching contributions, uniform points contributions, or any investment earnings while they remain in the RSP,
. Access to your before-tax contributions in the event of an approved hardship or at any time after you reach age 591/2, . Access to your unmatched after-tax contributions at any time, . Access to your matched after-tax contributions, after they have been in the RSP for at least 24 months,
. Access to your contributions and matching contributions through loans,
  and
. A choice of payment options when you leave the Company.


ELIGIBILITY AND PARTICIPATION

Who Is Eligible

     You are eligible to participate in the RSP if you are a regular, full-time or part-time member of the Company. However, you are not eligible to participate in the RSP if you are a "leased member" (e.g., employed by a
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

temporary employment service), a nonresident alien with no U.S.
source
income, or a U.S. citizen residing outside the United States and covered by a retirement plan in the foreign country.

     You are eligible to participate in the RSP:

with respect to your contributions and matching contributions on the first day of the month after you become employed by the Company, and . with respect to uniform points contributions on the January 1 following the year you become employed by the Company.

     For eligibility purposes, transferees from AT&T are treated the same as newly hired members.

     For rehired members, if you were eligible to participate in the RSP before you left the Company and are rehired before you have a break in service, you will be eligible to participate in the RSP once you complete an hour of service.

     However, if you are rehired after you have a break-in service, you must fulfill the eligibility requirements again, just as a new member would.

     If you are uncertain whether or not you are eligible to participate, ask your local Human Resources representative.

How You Enroll

Uniform Points Contributions
     Once you are eligible, you automatically begin to receive allocations of uniform points contributions. You don't have to do anything to enroll, except to select your investment options under the RSP. Your RSP investment elections will apply to all monies contributed under the RSP. For more information, please see "Your Investment Decisions".

Your Contributions and Matching Contributions
     If you want to make before-tax or after-tax contributions and receive matching contributions from the Company, you must enroll in the RSP. When you are hired, you will receive an enrollment package containing all the information you will need to designate a beneficiary and to begin to make contributions. Your contributions will begin as soon as practicable after you enroll.

     If you do not elect to contribute to the RSP when you first become eligible, you may enroll later at any time by requesting an enrollment package from your local Human Resources office and following the enrollment procedures.

Please note that your election to contribute to the RSP will not be effective unless you have chosen your investment options.







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CONTRIBUTIONS TO YOUR ACCOUNT

Your Contributions

     The RSP allows you to save in two ways before-tax and after-tax. Your total contributions can be up to 12% of your pay. When you enroll, you will be asked to specify what percentage of your contributions should be before-tax and what percentage should be after-tax.

     Under the RSP, "pay" means your cash compensation from the Company before reductions for taxes or before-tax contributions to any of the
Company's member benefit plans, including your base pay, commissions, overtime, shift differentials, wages and awards and payments under the
Company's Annual Incentive Plan (or any successor plan) to the extent includible in your taxable income. However, your "pay" under the RSP does not include awards or payments under the Company's long term incentive award programs such as the Share Performance Incentive Plan and the Long
Term Incentive Plan.

Before-Tax Contributions

     You may contribute from 1% to 12% of your pay on a before-tax basis, up to certain limits (see "Limits On Contributions" on page 6). Your before-tax contributions go into your account before federal income taxes are withheld from your pay. For many participants, this advantage extends to state and local income taxes too. You defer paying income taxes on before-tax savings dollars until you receive them from the RSP as a payment. And, just as important, these before-tax savings dollars reduce your salary for tax purposes. Because you pay less taxes, you have more money to save or spend. Please look at the example to see how this works.

     Social security taxes, by law, must be withheld from your unreduced pay whether you save on a before-tax or after-tax basis. But because social security taxes are based on your unreduced pay, your social security benefit will not be affected by your participation in the RSP.

After-Tax Contributions
     You also may contribute from 1% to 12% of your pay on an after-tax basis. Remember, your total before-tax and after-tax contributions are limited to 12% of your pay.

     Your after-tax contributions are deducted automatically from your paycheck, but after federal income taxes have already been withheld from your pay. After-tax contributions are more readily available for withdrawal than before-tax contributions.

Matching Contributions

     For every before-tax or after-tax dollar you contribute to the RSP up
to the first 6% of your pay, the Company will contribute 662/3 cents to
your account. The Company does not match your contributions above
6% of
your pay. Also, matching contributions will not be made if you are under a
withdrawal suspension (see the section entitled "Withdrawals
While You Are
Employed" beginning on page 19) or a loan penalty suspension (as described
in the loan default section on page 17).
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     Matching contributions will be made to your account monthly as soon as
practicable after each payroll period.

Uniform Points Contributions

     Each year, the Company will contribute to the RSP a percentage of the total pay (see page 3) of all members participating in the RSP.
The
contribution is expected to be 9%, but will not be less than 5%, of total pay.

Allocation of Uniform Points Contributions
     Once the total uniform points contribution to the RSP is determined, the contribution will be allocated to participants on a "uniform points" system. The uniform points system allocates the Company's contribution to each participant based upon years of service and pay.

Under the uniform points system, you will be allocated:

1 point for each $200 of pay, and
. 10 points for each full year of service and 5/6 of a point for each additional full month of service.

     Your allocation of the total uniform points contribution will equal the Company's total contribution multiplied by a fraction. The fraction will equal your points for the year divided by all participants' points for the year.

     If the uniform points contribution is 9% of total pay, your allocation will be at least 6% and no more than 13% of your pay regardless of the number of your points.

     Your account will receive 1/12 of the total annual allocation each month, provided you are actively employed by the Company on the last day of that month. The Company expects that the allocation for January March of each year will be made at one time generally by April 30; separate allocations will be made for the months of April through December generally by the end of the following month. For example, the allocation for April will be made by May 31 and the allocation for December will be made by
January 31 of the next year or as soon as administratively feasible.

Service
     In determining the uniform points contribution for a year, a participant's service will be determined as of the last day of February of that year and the total "pay" of all participants is based on the 12 months ending on that day. For example, the uniform points contribution for 1994 will be 9% of the total pay of all participants from March 1, 1993 through
February 28, 1994 and each participant will receive an allocation based on his or her service as of February 28, 1994.

     All your years and months of service after December 31, 1993 with the
Company is counted in determining your points. For members as of December 31, 1993, your service also includes:

All service before January 1, 1994 with AT&T Capital Corporation,


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All service before January 1, 1994 with a subsidiary of AT&T
Capital
  Corporation after AT&T Capital Corporation acquired at least
50%
  ownership of the subsidiary, and
. All service before January 1, 1994 with AT&T or any "affiliate" of AT&T while affiliated with AT&T.

     Two companies are "affiliated" if, under Internal Revenue
Service
rules, they are under common control generally, they are at least
80%
commonly owned.

Examples
Let's look at some examples:
Example 1:
You have 5 years and 6 months of service as of the last day of
February and
your pay is $30,000 for the 12 months ending on that day. You will have 205
points:
5 years of service x 10 points     =    50
6 months of service x 5/6 point    =    5
$30,000 / $200 = 150 x 1 point     =    150
Total:         205
Assume the Company's uniform points contribution equals 9% of pay and the
Company's total pay for the 12 months ending March 31 is
$100,000,000. The
Company's total uniform points contribution for the year would equal
$9,000,000.
If the points for all participants equal 580,000, your account would
receive an annual allocation of $3,181.03 calculated as follows:
205 points     x    $9,000,000     =    $3,181.03
580,000 points
Example 2:
You have 19 years of service as of the last day of February and your pay is
$70,000 for the 12 months ending on that day. You will have 540 points:
19 years of service x 10 points    =    190
$70,000 / $200 = 350 x 1 point     =    350
Total:         540
Assume the Company's total uniform points contribution for the year would
equal $9,000,000.
If the points for all participants equal 580,000, your account would
receive an annual allocation of $8,379.31 calculated as follows:
540 points     x  $9,000,000  =  $8,379.31
580,000 points

Rollover Contributions

     You may also invest the taxable portion of an account you have accumulated under a prior employers' tax qualified retirement plan in the
RSP. Rollover contributions are not eligible for matching contributions.

     If you transferred your money from a prior employer's plan to an individual retirement account (IRA), you may be able to transfer the value of that rollover IRA to the RSP. The Internal Revenue Service has specific guidelines on these "rollover" contributions. There are two types of rollovers: a 60-day rollover and a direct rollover. Under the 60-day rollover, the check from the distributing plan or rollover IRA is payable to you and you send a check to the RSP.

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     Please note that if you use a 60-day rollover, your
distribution from
the prior plan will be subject to 20% income tax withholding on the taxable portion of the prior plan's distribution. Under the direct rollover, the check from the distributing plan or rollover IRA is sent directly to the
RSP and no federal taxes are withheld.

     You may invest your rollover contributions in the investment options available under the RSP. See "Your Investment Decisions" on page
9.

     If you have questions about rollover contributions, contact the
Corporate Benefit Office.

Transfers of Account Balances from AT&T Subsidiary Plans

     If you were a participant in the AT&T Long Term Savings Plan for
Management Members, AT&T Long Term Savings and Security Plan,
AT&T
Retirement Savings and Profit Sharing Plan, AT&T Global
Information
Solutions Company Savings Plan, or Encore International, Inc. Tax
Deferred
Savings Plan and were eligible to participate in the RSP on January 1,
1994, you are fully vested in all contributions made to those plans as of
December 31, 1993. Your account balances under those plans have been transferred to the RSP. You may invest these balances in the investment options available under the RSP. See "Your Investment Decisions" on page 9.

     If you were a participant in the Eaton Financial Corporation
401(k)
Profit Sharing Plan and were eligible to participate in the RSP on January
1, 1994, you are fully vested in your Eaton Financial Corporation
401(k)
Profit Sharing Plan and all contributions made to that plan as of December
31, 1992. Your account balances under the Eaton Financial
Corporation
401(k) Profit Sharing Plan will be transferred as soon as administratively practical.

Limits on Contributions

     The Internal Revenue Code places several restrictions on tax-qualified plans that may limit the amount of your benefit under the RSP.
The RSP
must:

Ignore any of your pay that exceeds $150,000 in a year this limit will be adjusted from time to time for inflation, . Limit your before-tax contributions to a certain dollar limit that is set each year this dollar limit, which is $9,240 in 1994, is adjusted annually for inflation, and
. Limit your contributions, matching contributions, and uniform points contributions to the lesser of $30,000 or 25% of your taxable pay in any calendar year.

     Once your before-tax contributions reach the dollar limit for a year, your designation of before-tax dollars for the remainder of the year will automatically be treated as an after-tax designation.

     So that you may save as much as possible for your retirement, the
Company has established an additional plan known as an "Excess
Benefit
Plan" which will hold contributions in excess of the $30,000 or 25% of pay

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

limit. If the total contributions for the year would exceed the limit, the excess contributions the Company makes in your behalf will be credited under the Excess Benefit Plan, rather than to the RSP.

     The Company intends that, to the extent administratively practicable, contributions will be made to the RSP as follows:

First, your before-tax contributions up to the limit will be made to the
  RSP,
. Then, your after-tax contributions up to the limit will be made to the
  RSP,
. Then, matching contributions up to the limit will be made to the RSP,
  and
. Finally, uniform points contributions up to the limit will be made to the RSP.

     The Excess Benefit Plan is described in more detail in a separate section of this summary.

Non-Discrimination Tests

     The Internal Revenue Code imposes several tests to assure that plans like the RSP are used by a balanced proportion of members at lower and higher pay levels. One test compares the average before-tax contributions of both groups of members. Another test compares the average after-tax contributions and matching contributions of both groups of members.

     If the before-tax contribution levels are not balanced, the before-tax savings for some higher-paid members may have to be reduced. If the after-tax and matching contribution levels are not balanced, then the RSP will refund amounts related to the excess after-tax contributions to the affected higher paid members and any matching contributions made with respect to refunded contributions will be forfeited.

     There are other Internal Revenue Code provisions that are designed to ensure that plans like the RSP do not discriminate in favor of highly compensated members.

     If the amount you decide to save in the RSP, or if the amount contributed in your behalf, is affected by any of these rules, you will be notified.

Changing Your Savings

     You may change the percentage of pay you are saving at any time by calling the recordkeeper's voice response system (VRS) (see page
27). The
changes will take effect as soon as administratively practical.

     Remember: your savings are based on a percentage of eligible pay. If your pay changes during the year, the Company will automatically change the dollar amount of your contribution in accordance with the percentage of pay you have elected.


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    If you need to stop saving through the RSP, you may do so at any time
by calling the VRS (see page 27). Your savings will stop as soon as administratively possible, but no later than the end of the next month. If you decide to resume savings through the RSP again, you may do so at any time.

WHAT THE BEFORE-TAX ADVANTAGE MEANS TO YOU

     Savings with before-tax dollars means that you can keep more of what you earn. The dollars and cents effect depends upon your situation:

If you are not saving now, but would like to start, you can begin saving on a before-tax basis. The amount you actually save in the RSP will be more than the amount that your take home pay is reduced. If, for instance, you save $150 monthly before-tax to the RSP, your take home pay may decrease by less than $108 because of your tax reduction.
. If you are already saving a portion of your pay on an after-tax basis, you can save the same amount through the RSP on a before-tax basis and actually increase your spendable income.
(Please see the example below.)

     Or you could save more on a before-tax basis and keep your spendable income the same as it is today.

     The following example illustrates how much you can reduce the federal income tax you pay and increase your spendable income by saving before-tax rather than after-tax dollars in the RSP. Let's assume you earn $30,000 a year and you decide to contribute 6% of your annual salary
($1,800) to the
RSP as before-tax savings. Here is how much you can reduce your taxes and increase your take-home pay.

     As this example illustrates, if you save $1,800 on a before-tax basis rather than on an after-tax basis, you can reduce your taxes by $504 for the year. The advantages of before-tax savings provide a valuable incentive to save in the RSP and work toward your long-term financial goals. Keep in mind, however, that your before-tax savings are not as readily available for withdrawal before age 591/2 as are your after-tax savings.



Annual Before- Tax
Savings
Annual After- Tax
Savings


W-2

$30,000
$30,000


Before-Tax Savings
- -1,800
- -0


W-2 Taxable Wages
28,200
30,000


Estimated 1994
Federal Income
Taxes*
- -3,330
- -3,834


Estimated 1994
Social Security
Taxes
- -2,295
- -2,295


Pay After Taxes
22,575
23,871


After-Tax Savings
- -0
- -1,800


Spendable Income
22,575
22,071


Tax Reduction/Extra
Take Home Pay
$504




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individual taking the standard deduction and claiming one
exemption. The
1994 standard deduction for a single individual is $3,700 and each exemption in 1994 reduces gross income by $2,350 for purposes of calculating federal income taxes. Not shown are any additional tax savings from the deferral of state and local taxes.

YOUR INVESTMENT DECISIONS

     When you become a participant in the RSP, the recordkeeper will establish an account for you. The recordkeeper will credit to your account your before-tax and after-tax contributions, the matching contributions and uniform points contributions made in your behalf, your rollover contributions, amounts transferred from other plans, and earnings on all of these.

     You decide how to invest your account among the investment options described below. However, the contributions must be directed among the investments in increments of 1%. Your contributions, matching contributions, and uniform points contributions will be allocated among the various options you have chosen in accordance with your current investment direction. You may change your investment direction as often as you like by calling the recordkeeper's voice response system (see page 27).

     You also may transfer past investment balances from one investment option to another, in increments of 1%, as often as you like.

     Each investment option is subject to a degree of risk. Selecting the appropriate option is your responsibility and the Company cannot advise you on how to invest. You may wish to consult with your own financial or investment advisor to assess risks associated with each option and to decide which of the investment options is better for you. To the extent that you exercise control over the investment of your accounts, the Company and other plan fiduciaries will not be liable for losses resulting from your investment decisions.

The AT&T Shares Fund

     The AT&T Shares Fund is invested entirely in shares of common stock of
AT&T Corp. ("AT&T"). Your interest in the AT&T Shares Fund will be in whole and fractional shares of AT&T common stock.

Voting AT&T Shares

     Before each annual or special meeting of shareholders of AT&T, the trustee will send you a copy of the Annual Report to Shareowners if you are invested in AT&T shares. You also will receive the proxy soliciting material for the meeting and a form requesting instructions for the trustee on how to vote the AT&T shares represented by amounts credited to your account. The trustee will vote such shares based on your instructions. The trustee will not vote AT&T shares for which it does not receive voting instructions.


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

Merrill Lynch Basic Value Fund, Inc.

     According to its investment manager, the Merrill Lynch Basic
Value
Fund, Inc.'s objectives are to seek capital appreciation and, secondarily, income by investing in securities, primarily equities, that Fund management believes are undervalued. The Fund seeks to invest in stocks that possess one or more of the following characteristics:

Are selling at a discount from per-share book value (that is, a company's assets, minus its liabilities, divided by the number of shares of common stock outstanding) or from historic price-to-earnings ratios, . Have dividends greater than the stock market average, . Seem capable of recovering from situations that caused the companies to become temporarily out of favor.

Merrill Lynch Capital Fund, Inc.

     According to its investment manager, the Merrill Lynch
Capital Fund,
Inc. seeks the highest total investment return consistent with prudent risk. Total investment return is the aggregate of income and capital value changes over time. The Fund has a fully managed investment policy utilizing equity, debt and convertible securities. This allows management for the
Fund to vary investment policy based on its evaluation of changes in economic and market trends. Consistent with this policy, the Fund's portfolio may, at any given time, be invested substantially in equity securities (stocks), corporate bonds or money market securities, although it is the expectation of management for the Fund that, over long periods, a major portion of the Fund's portfolio will consist of equity securities of larger market capitalization companies. Dividends are declared and reinvested semiannually.

Merrill Lynch Federal Securities Trust

     According to its investment manager, the Merrill Lynch
Federal
Securities Trust seeks high current income. The Fund seeks a current return through investments in U.S. government and government agencies including the Government National Mortgage Association. The Fund may seek to enhance its return through the use of certain portfolio strategies involving options, and to hedge its portfolio through the use of options and futures transactions.

Merrill Lynch Global Allocation Fund, Inc.

     According to its investment manager, the Merrill Lynch
Global
Allocation Fund, Inc. seeks high total investment return consistent with prudent risk. The Fund has a fully managed investment policy utilizing U.S.
and foreign equity, debt, money market securities, the combination of which will be varied from time to time, both with respect to types of securities and markets in response to changing market and economic trends. This fully managed investment approach provides the Fund with the opportunity to benefit from anticipated shifts in the relative performance of different types of securities and different capital markets. Dividends are declared and reinvested semiannually.

investment return will be subject to fluctuations in foreign currency exchange rates.

Merrill Lynch Phoenix Fund, Inc.

     According to its investment manager, the Merrill Lynch
Phoenix Fund,
Inc.'s objective is to seek long-term capital appreciation through investment in a diversified portfolio of equity and fixed income securities that Fund management believes are undervalued given current or future prospects. The Fund seeks to invest in securities of issuers that are in weak financial condition or are experiencing poor operating results but which Fund management believes are undervalued due to Fund management's assessment of the current or prospective condition of the market. The investment policy of the Fund is based upon the belief that the prices of troubled issuers are often depressed to a greater extent than warranted by the condition of the issuer and that, while investment in such securities involves a high degree of risk, such investments offer the opportunity for significant capital gains.

The Stable Fund

     The Stable Fund consists of shares in the Merrill Lynch
Retirement
Preservation Trust and a portfolio of guaranteed investment contracts transferred from the AT&T Long Term Savings Plan for Management Members, the AT&T Long Term Savings and Security Plan, and the AT&T Retirement
Savings and Profit Sharing Plan. In addition, a portion of the Stable Fund is held in the Merrill Lynch Government Fund. The rate of return for the
Stable Fund will initially represent a blending of the respective earnings of the Merrill Lynch Retirement Preservation Trust, the Merrill Lynch
Government Fund, and the transferred guaranteed investment contracts that have not yet matured.

     Any new contributions invested in the Stable Fund, and amounts transferred from other investment options, will be invested in the Merrill
Lynch Retirement Preservation Trust. As the transferred guaranteed investment contracts mature, proceeds from those contracts will also be invested in the Merrill Lynch Retirement Preservation Trust.

     According to its investment manager, the Merrill Lynch
Retirement
Preservation Trust seeks to provide preservation of participant's investments, liquidity, and current income that is typically higher than money market funds. The Trust invests primarily in a broadly diversified portfolio of Guaranteed Investment Contracts in an obligations of U.S.
government and U.S. government agencies' securities. The Trust also invests in high-quality money market securities. Participants purchase units which the Trust seeks to maintain at $1 per unit. Income is declared and reinvested daily. (Although the Trust purchases Guaranteed Investment
Contracts, neither the Trust nor its units is guaranteed.)

Self-Directed Option

     Some RSP participants may wish to pursue investment options beyond the core group of investment options previously described. These participants

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

may establish a self-directed Retirement Cash Management Account
(RCMA
Account) and invest in a wide array of investments available through
Merrill Lynch, including:

Other Merrill Lynch mutual funds at their net asset value, . Other mutual funds subject to their normal sales charges and/or fees,
. Corporate bonds and bond funds, and
. Most publicly traded securities (other than AT&T or AT&T
Capital
  Corporation stock).

     No contributions will be invested directly in this option.
However,
you may transfer assets to the self-directed option from other investment options under the RSP.

     If you want more information about this option, your local
Human
Resources representatives will be able to direct you to a Merrill
Lynch
Financial Consultant designated to work with RSP participants.
The Merrill
Lynch Financial Consultant will be able to discuss the self-directed option in greater detail, including limitations on the amount of contributions or savings that may be invested in this option. The Financial Consultant will also be able to work with you to tailor an investment strategy in line with your specific investment objectives.


UNDERSTANDING YOUR ACCOUNT

Account Valuations

     Your account reflects your participation in the investment options under the RSP. The recordkeeper values your account in dollars on a daily basis and you can access your account by using the recordkeeper's voice response system. See page 27.

Account Statements

     Four times a year you will receive a personal statement of account showing the value of your account as of March 31, June 30, September 30, and December 31.

     You may also receive the following statements:

Distribution or Withdrawal Statement when you elect a payout from your account,
. Confirmation Statement when you elect a fund or asset transfer, a change in your investment options, or a change in your before-tax or after-tax contribution percentages, and
. Adjustment Statement when an adjustment/correction is made to your account.

     You should review all statements immediately to compare the information against your own records. If there is any discrepancy, you must report it within 30 days of receiving the statement. Your local Human
Resources representatives will be able to direct you where and how to report the discrepancy. No adjustments will be made to your account for any discrepancy reported more than 30 days after receipt of the statement.

VESTING

Your Contributions

     The value of your before-tax and after-tax contributions is always
100% vested. This means that you fully own those contributions and their earnings.

Matching Contributions

     You will own the value of the matching contributions allocated to your account and their earnings after you become vested.

Members as of January 1, 1994
     If you were employed by the Company before 1994 and are a member on
January 1, 1994, you are immediately 100% vested in the matching contributions allocated to your account and their earnings.

New Members
     If you were first employed by the Company after December 31, 1993, you will vest in the matching contributions allocated to your account and their earnings within a maximum of 11/2 years of service. If you become employed by the Company or an "affiliate" (see page 13) before July 1 of any year, you vest 100% on December 31 of that year (provided you remain in service until December 31). However, if you become employed by the Company or an affiliate on or after July 1 of any year, you vest 100% on December 31 of the following year (again, provided you remain in service until December 31 of the following year).

     If you leave the Company or an affiliate before you become vested as described in the previous paragraph, you will vest 100% only after you return to the Company (or an affiliate) and complete a year and a half of
"vesting service."

     Once you are 100% vested in your matching contributions and earnings, you are 100% vested in all future matching contributions and earnings made to your account.

Uniform Points Contributions

     You will vest in uniform points contributions and their earnings gradually over 5 years. If you become employed by the Company or an affiliate before July 1 of any year, you vest 20% on December 31 of that year (provided you remain in service until December 31). However, if you become employed on or after July 1 of any year, you vest 20% on December 31 of the following year (again, provided you remain in service until December
31).

     Thereafter, you vest an additional 20% at the end of each calendar year of vesting service you complete. Once you become 100% vested, you are fully vested in all uniform points contributions and earnings that are made to your account, including future contributions and earnings made to your account.

Summary of Vesting Schedules:



Hired
Matching
Contribution

Uniform Points
Contribution






(100%)
(20%)
(40%)
(60%)
(80%)
(100%)


3/1/94
12/31/94
12/31/94
12/31/95
12/31/96
12/31/97
12/31/98



9/1/94
12/31/95
12/31/95
12/31/96
12/31/97
12/31/98
12/31/99



Vesting Service

     You earn vesting service for all continuous periods of service at:

The Company (including service at Encore International, Inc.,
Eaton
  Financial Corporation, United States Leasing International,
Inc., and
  U.S. Instrument Rental before those companies were acquired by AT&T
  Capital Corporation),
. AT&T, or at any company while it was "affiliated" with AT&T, before
  January 1, 1994,
. AT&T Global Information Solutions Company (formerly, NCR
Corporation)
  before it was acquired by AT&T, or
. Any company while it is "affiliated" with AT&T Capital
Corporation,
  after December 31, 1993.

     Two companies are "affiliated" if, under Internal Revenue
Service
rules, they are under common control generally, they are at least
80%
commonly owned.

     Your vesting service includes periods beginning on the day(s) you are first entitled to payment for services and ending on the day(s) a break in service begins.

Break In Service
     A break in service is a continuous period of at least 12 months during which you are not employed by the Company or an "affiliate" of the Company.
A break will begin on the date you retire, quit, are discharged, or if earlier, the 12-month anniversary of the date on which you are otherwise first absent from service.

     If you weren't vested before your break and you return to work for the
Company, your previous service will be counted for vesting purposes in the
RSP after you complete one year of vesting service and only if the number of your consecutive one-year breaks in service was less than five years.

If you are absent from work due to:

Your pregnancy,
. The birth of your child, or
. Caring for your child immediately after birth or adoption, the 12-consecutive month period beginning on the first anniversary of the maternity/paternity absence will not constitute a break in service.

Event Vesting

     Your account automatically becomes 100% vested in the value of the
Company and matching contributions and their earnings, regardless of how long you've been employed by the Company, if one of the following events occurs:

You terminate employment because of "disability" as determined under the
  AT&T Capital Corporation Long Term Disability Plan,
. You are laid off,
. You reach age 65, or
. You are assigned to an entity (other than a subsidiary participating in the RSP or a foreign affiliate) in which the Company has a direct or indirect equity interest.

Amounts Transferred From AT&T Subsidiary Plans

     For members as of December 31, 1993, you are always fully vested in amounts transferred to your account from the AT&T Long Term Savings Plan for Management Members, AT&T Long Term Savings and Security Plan, AT&T
Retirement Savings and Profit Sharing Plan, AT&T Global
Information
Solutions Company Savings Plan, Eaton Financial Corporation
401(k) Profit
Sharing Plan, and the Encore International, Inc. Tax Deferred
Savings Plan.

     For members who transfer from another AT&T company after 1993, you will continue to receive vesting credit under your prior plan for service with the Company as long as the Company and your prior employer are
"affiliated."


LOANS

Eligibility

     If you are a member on the active payroll of the Company, the RSP allows you to borrow money from your contributions (plus earnings) and from matching contributions (plus earnings) that were made to the RSP.

Term and Amount of Loan, Interest Rate

     You may only have one outstanding loan at a time one loan must be fully satisfied before another loan may be taken.

     You may take a loan for a term of up to 56 months. However, you may take a loan to purchase your principal residence for a term of up to 20 years. If you terminate employment for any reason, a loan will be due and payable three months following the termination date.

     The smallest amount you can borrow is $1,000. The largest amount you can borrow is the least of:

the vested portion of your account attributable to your contributions and matching contributions,
. 50% of the vested portion of your entire account balance, or . $50,000 less your highest outstanding loan balance from the previous 12 months.

     In general, the outstanding balance of loans from any other qualified retirement plans maintained by the Company or an "affiliate" is included in determining the highest outstanding loan balance during the previous 12 months.

     Loans are made at an interest rate set by the Plan Administrator. The current rate is equivalent to the "prime rate" in effect on the 20th day of the month (or first business day following) prior to the month in which the loan is approved, plus 1%. The prime rate is the interest rate reported in the Wall Street Journal (Eastern Edition) in its general guide to money rates as the base rate on corporate loans at large United States money center commercial banks. The interest rate, once established for a loan, remains the same throughout the term of the loan.

Security for the Loan

     A portion of your account balance, equal to the amount of the loan, will be considered as security for the loan. In no event will the security exceed 50% of your total vested account balance or your vested account balance attributable to your contributions and matching contributions at the time the loan is processed.

     The loan amount will be generated by the "liquidation" of an equal amount from your account balance. This amount will be transferred to a loan subaccount established under the RSP and the proceeds will be distributed to you. The transfer of funds equal to the loan amount, from your vested account balance to the loan subaccount, will be made in the following order:

Profit sharing contributions transferred from the AT&T Retirement
Savings
  and Profit Sharing Plan (AT&T RSPSP);
. Your before-tax contributions to the RSP and before-tax contributions transferred from the AT&T Long Term Savings Plan for Management
Members
  (AT&T LTSPME), AT&T Long Term Savings and Security Plan (AT&T
LTSSP),
  AT&T RSPSP, and the AT&T Global Information Solutions Company
Savings
  Plan (GIS Plan) and related earnings;
. Matching contributions to the RSP and related earnings;
. Matching contributions and related earnings transferred from the AT&T
  LTSPME, AT&T LTSSP, AT&T RSPSP, and the GIS Plan;
. Your after-tax basic contributions and related earnings to the RSP and after-tax contributions transferred from the AT&T LTSPME, AT&T
LTSSP,
  AT&T RSPSP, and the GIS Plan and related earnings;
. Amounts rolled over from another qualified plan and earnings on the rolled over amounts; and
. Your after-tax supplemental contributions to the RSP and after-tax contributions transferred from the AT&T LTSPME, AT&T LTSSP, AT&T RSPSP, and the GIS Plan and related earnings.

Repayment of Loan

     You repay the loan in equal monthly payments over the term of the loan through after-tax payroll deductions. Repayments will generally begin with the payroll period after the loan is processed. The loan repayment amount, which is a monthly amount, will be deducted according to your pay frequency. For example, one payment per month will be made if you are paid monthly, and two payments per month will be made if you are paid biweekly.
In either case, repayments will be credited to your account monthly.

     Loan repayments have priority over your before-tax and after-tax basic and supplementary contributions to the Plan. If there are pay periods in which there is no pay, or pay is insufficient to collect the entire scheduled repayment amount, the missed payment(s) will be made up in subsequent pay periods; however, no more than two regular loan repayments will be collected in a given pay period, i.e., the normal loan repayment and the make-up loan repayment.

     Loan repayments are made according to "level amortization" over the term of the loan; each monthly repayment will be applied first as interest on the unpaid principal balance of the loan, and the remainder of the monthly repayment will be applied to reduce the unpaid principal balance.

     As the unpaid loan balance is reduced by the repayments, the remaining portion of your account balance is increased with repayments being invested according to your current investment direction (or last chosen investment direction, if you are not currently contributing).

     Loan repayments will be suspended during a formal leave of absence but not beyond 12 months of leave, at which time the loan will become due and payable in full. Payment in full will also be required at the time of retirement or other termination of employment, upon death, or upon default.

     A loan may be repaid, in full, at any time, without penalty.
Early
partial repayments are not permitted. Arrangements for early repayment must be made by telephoning the recordkeeper (see page 27).

Renegotiation of Loan

     Loan renegotiation means that any of the loan terms have changed after the initial loan proceeds have been distributed. However, no renegotiation may extend the term of the loan beyond 56 months of the original loan date or, in the event the loan is for the purchase of your principal residence,
20 years.

     A loan may be renegotiated only upon:

a demotion, where your basic salary or rate of pay has been reduced, or
. sickness disability, where benefits have been reduced to less than full pay.
. A loan renegotiation must be processed through the recordkeeper
(see
  page 27). Once the circumstances of the renegotiation have been verified with the payroll office, a new loan package will be forwarded to you for review and signature.

Default

     A loan will be in default if any of the following circumstances occurs:

The amount of repayment in arrears is equal to or in excess of the equivalent of three monthly repayments as originally scheduled on initiation of the loan.
. The loan is not repaid within the five years required by law, except for loans used to purchase your principal residence when the term of the loan is longer than five years.
. The loan is not repaid within three months following any termination of employment.
. The loan is not repaid after 12 months during a leave of absence.
. You enter into bankruptcy, insolvency, or receivership.

     You will be notified of the reason for the default, the amount that must be repaid to remedy the default (which is the entire outstanding balance and any accrued, but unpaid, interest), the due date and the designated location for the payment.

     If the loan is not paid in full, the unpaid balance will be considered a deemed distribution for tax purposes. The distribution will be reported to the Internal Revenue Service. If you are under age 591/2, the deemed distribution may result in a 10% early withdrawal penalty on the taxable portion, in addition to normal federal income tax.

     If the source of any part of the defaulted loan involves before-tax monies, the portion of your account balance representing the before-tax monies that is considered as security for the loan will be held in the loan sub-account until you attain age 591/2, terminate employment, or die, whichever is earlier. Upon the occurrence of any of those events, the before-tax portion of the defaulted loan will be distributed. However, because this distribution of the defaulted loan has no value, there will be no tax penalties resulting from its distribution.

     If you are an active member at the time of the default and the default is not remedied, your matching contributions will be suspended for 12 months and you will not be granted another loan for the same period.

Applying for a Loan

     There is a $40 application fee each time you receive a loan.
The fee
is deducted from your account in addition to the proceeds of the loan.

     If you are interested in borrowing from your account under the RSP, please call the recordkeeper (see page 27) and speak to a Participant
Service Representative (PSR). The PSR will direct you how to apply for the loan.

     During your call to the recordkeeper, you can model various loan scenarios by varying the dollar amount of the loan, repayment amount, interest rate, and/or total number of payments. The PSR will provide you with the current interest rate and the amount available to borrow. You will then be asked to provide some of the variables required to model the loan:
the loan amount, the repayment period, the interest rate, and the repayment amount. The PSR will provide you with the dollar amount of the loan, repayment amount, total number of payments, interest rate, total finance charge, and the total of all repayments over the term of the loan.


     Please note that if you are married and were a participant in the AT&T
Global Information Solutions Company Savings Plan or Eaton
Financial
Corporation 401(k) Profit Sharing Plan whose account balance was transferred to the RSP, you must apply for a loan on a written application provided by the Company. Your spouse must consent in writing to the use of your account balance as security for the loan. The consent must be witnessed by a plan representative or a notary public, and must specifically acknowledge the effect of the loan on your account balance. No consent shall be required if it is established to the satisfaction of the
Company that it cannot be obtained because you have no spouse or your spouse cannot be located, or under such other circumstances as may be prescribed by Internal Revenue Service regulations.


WITHDRAWALS WHILE YOU ARE EMPLOYED

     The RSP is designed to help you save for retirement.
However, you may
take certain withdrawals during your working years. Withdrawals while you are employed are subject to the following restrictions:

The minimum withdrawal amount is $500,
. No uniform points contributions and related earnings are available for an in-service withdrawal, and
. Nonvested matching contributions and related earnings are not available for an in-service withdrawal.

     The circumstances under which you may withdraw your after-tax contributions, before-tax contributions, and vested matching contributions are described below. First, however, you need to understand how the RSP treats your contributions and amounts transferred from other plans.

Basic and Supplemental Contributions

     Under the RSP, your contributions are recorded in two ways:

On a before-tax and after-tax basis, and . On a basic and supplemental contribution basis.

     The part of your contribution up to the first 6% of your pay is considered your basic contribution and is what is matched by the Company.

     Your contribution in excess of 6% of your pay is your supplemental contribution.

     If you are making both before-tax and after-tax contributions, your before-tax contributions count toward your basic contribution first.

     For example, assume your annual pay is $92,400 and you want to contribute 12% to the RSP ($11,088) and you want to make the largest permissible before-tax contribution ($9,240 for 1994, which equals 10% of your pay). The RSP will treat your contribution as follows:

The first 6% of your pay ($5,544) will be a before-tax basic contribution,
. The next 4% of your pay ($3,696) will be a before-tax supplemental contribution, and
. The next 2% of your pay ($1,848) will be an after-tax supplemental contribution.

Transfers from Other Plans

     The RSP keeps track of amounts transferred from another plan and those contributions are subject to the same withdrawal restrictions as if they had been made directly to the RSP. Your before-tax contributions to the other plan will be treated as before-tax contributions (basic or supplemental depending on how much of the contribution was matched under the prior plan) to the RSP. Similarly, your after-tax contributions to the other plan will be treated as after-tax contributions (basic or supplemental) to the RSP.

Withdrawals After You Reach Age 59-1/2 or Upon Becoming Disabled

     The funds available for withdrawal after age 591/2, or after you become disabled, and the order in which they will be taken out of the RSP are as follows:

Your after-tax contributions and related earnings, . Any amounts rolled over from another qualified plan and related earnings note amounts transferred from other plans (see page 6) are not considered a rollover
. Any vested matching contributions and related earnings, and . Your before-tax contributions and related earnings.

Withdrawals Before You Reach Age 59-1/2

     The funds available for withdrawal before age 591/2 and the order in which they will be taken out of the RSP are as follows:

Your after-tax supplemental contributions and related earnings, . Your after-tax basic contributions that have been in the RSP (or prior plan) for at least 24 months and any earnings on after-tax basic contributions,
. Any amounts rolled over from another qualified plan note amounts transferred from other plans (see page 6) are not considered a rollover and related earnings,
. Vested matching contributions that have been in the RSP (or prior plan)
  for at least 24 months and earnings on vested matching contributions,
  and
. Your after-tax basic contributions that have been in the RSP
(or prior
  plan) for less than 24 months if these amounts are withdrawn you will be unable to contribute to the RSP (and receive matching contributions) for
  12 months after the withdrawal.

     Please note that amounts transferred from other AT&T and Company plans may be withdrawn before you reach age 591/2 subject to the following rules:

1992 vested matching contributions, after-tax basic contributions, and related earnings transferred from the AT&T Long Term Savings
Plan for
  Management Employees (AT&T LTSPME), AT&T Long Term Savings and
Security
  Plan (AT&T LTSSP), and AT&T Retirement Savings and Profit
Sharing Plan
  (AT&T RSPSP) may be withdrawn however, if these transferred amounts are withdrawn before January 1, 1995, you will be unable to contribute to the RSP (and receive matching contributions) for 12 months after the withdrawal, and
. 1993 vested matching contributions, after-tax basic contributions, and related earnings transferred from the AT&T LTSMPME, AT&T LTSSP, and AT&T
  RSPSP and all your after-tax basic contributions, vested matching contributions, and related earnings transferred from the AT&T
Global
  Information Solutions Company Savings Plan (GIS Plan) may be withdrawn however, if these transferred amounts are withdrawn before
  January 1, 1996, you will be unable to contribute to the RSP
(and
  receive matching contributions) for 12 months after the withdrawal.

Hardship Withdrawals (Your Before-Tax Contributions)
     Because of the tax advantage of before-tax contributions, the Internal
Revenue Service has strict regulations regarding withdrawals from your account. In general, if you are not yet age 591/2 you may make an in-service withdrawal from your before-tax contributions only if you have a financial hardship that creates an immediate and heavy financial need that cannot be relieved by all other readily available financial resources, including other available withdrawals and loans from the RSP. You also may be able to make a hardship withdrawal of company contributions and related earnings transferred from the Eaton Financial Corporation 401(k) Profit
Sharing Plan.

     NOTE: As of September 1994, the Eaton Financial Corporation
401(k)
Profit Sharing Plan account balances have not been transferred, but will be transferred to the RSP as soon as administratively practical.

     For all hardship withdrawals, the following applies:

The amount requested cannot be greater than the amount necessary to meet your financial hardship,
. You may not use the hardship withdrawal funds for any purpose other than the purpose for which you submitted the request, and . You cannot contribute to the RSP (and receive matching contributions)
  for at least 12 months after the withdrawal.
. Reasons for financial hardships under the RSP are:
. To make a down payment and pay closing costs for the purchase of your principal residence,
. To make payments to avoid eviction from your principal residence, or foreclosure on the mortgage of your principal residence, . Extensive home repairs or renovations related to fire, natural disaster, or other unforeseeable event,
. To pay heavy legal expenses,
. To purchase or repair the vehicle you or your spouse use to commute to and from work (your primary transportation vehicle) the purchase or

To pay for tuition and other related education expenses after high school for you or your dependents for the next 12 months, . To pay unreimbursed medical expenses for you or your dependents, or
. To pay funeral expenses for a dependent.

     You will be required to supply proof of the hardship event such as a home purchase contract, foreclosure or eviction notice, doctor or hospital bills, or tuition bill, and provide documentation as to the amount necessary to satisfy the hardship. You must also sign a statement attesting that any other sources of funds, e.g., bank accounts, have been reasonably exhausted, and that the financial need cannot be relieved except through the exercise of a hardship withdrawal. In addition, you must have taken all available withdrawals and loans from the RSP in order to receive a hardship withdrawal.

     The funds available for a hardship distribution are your before-tax contributions for all Plan Years and related earnings on before-tax contributions made to a prior plan before January 1, 1989.

Applying for an In-Service Withdrawal

     If you want to apply for an in-service withdrawal, you must submit the appropriate forms which are available from your local Human
Resources
representative.

     For a before-tax hardship withdrawal, your application will be reviewed by the local Human Resources representative and if complete, forwarded to the Corporate Benefit Office for approval. You will be informed in writing of the approval or denial by the Corporate Benefit
Office.


PAYMENTS FROM THE RSP AFTER EMPLOYMENT ENDS

     When you leave the Company, you are entitled to a distribution from your account (unless you transfer to an "affiliated" company). You will need to decide how and when you want to receive payment. If the total vested value of your account is equal to or less than $3,500, the Company may elect to pay your benefit immediately. If the total vested value of your account is more than $3,500:

  You may begin payment of your account immediately, or . You may defer payment of your account until you reach age
701/2.

     While your account is deferred, it remains invested in the funds you select. In addition, you can transfer fund balances to other investment options under the RSP. See "Your Investment Decisions" on page 9.

     For a discussion about the RSP benefit payable if you die before payments begin, please see page 24.

How to Request a Distribution

     To receive benefits from the RSP when you leave, you must submit the appropriate forms which are available from the Corporate Benefits
Office.

How Your Account Is Paid

     Generally, all withdrawals and distributions from the RSP will be made in cash. However, you may choose to receive the value of your account invested in the AT&T Shares Fund in cash, or in full shares of AT&T common stock and cash for partial shares, or a combination of shares and cash.

     If the total vested value of your account is equal to or less than
$3,500, you will be paid in a single lump sum. If the vested value of your account is greater than $3,500, you choose how the vested value of your account is paid.

Your Contributions, Matching Contributions, Rollover
Contributions, and
Their Earnings
     You may choose to have your contributions, matching contributions, rollover contributions, and earnings on these amounts distributed to you in either:

A single lump sum,
. A direct rollover, where your before-tax contributions, matching contributions, rollover contributions, and related earnings are paid directly to your IRA or to another employer plan that accepts your rollover, or
. A self-directed annual withdrawal of any amount in your account provided you have completed at least 10 years of service when you leave the
  Company.

Uniform Points Contributions and Their Earnings
     If you are not married on the date your benefits are to begin, the
Company will use the vested value of your uniform points contribution account to buy a single life annuity for you. The annuity will provide you with monthly payments for as long as you live.

     If you are married on the date your benefits are to begin, the Company will use the vested value of your uniform points contribution account to buy a joint and 50% survivor annuity for you. The annuity will provide you with monthly payments for as long as you live. If you die and are survived by a spouse, your spouse will receive a monthly benefit for the remainder of his or her life equal to 50% of the benefit you were receiving at the time of your death.

     Throughout this booklet any reference to spouse refers only to a lawful spouse.

     You may, however, elect to waive this form of payment. Before you receive your distribution, the Corporate Benefits Office will provide a detailed explanation of the life annuity or joint and survivor annuity option. You will be given the option of waiving the life annuity or joint and survivor annuity form of payment during the 90-day period before the annuity is to begin.

   If you are married, your spouse must consent in writing to the waiver in the presence of a notary or a plan representative. You may revoke any prior waiver.

     The Corporate Benefits Office will provide you with forms to make this election. Since your spouse participates in this election, you must immediately inform the Corporate Benefits Office of any change in your marital status.

     If you and your spouse elect not to take a joint and survivor annuity, or if you are not married when your benefits are scheduled to begin and have elected not to take a life annuity, you may elect an alternative form of payment. This payment may be made in one of the following methods:

A single lump sum,
. A direct rollover, where before-tax contributions, matching contributions, rollover contributions, and related earnings are paid directly to your IRA or to another employer plan that accepts your rollover, or
. A self-directed annual withdrawal of any amount in your account if you have at least 10 years of service when you leave the Company.

Amounts Transferred from Other Plans
     In addition to the other forms of benefit available under the RSP, the following special provisions apply to amounts transferred from certain plans:

Annuities (account balances transferred from the AT&T Global
Information
  Solutions Company Savings Plan or the Eaton Financial
Corporation 401(k)
  Profit Sharing Plan) All or part of your transferred account balance will be paid as a joint and 50% survivor annuity, unless you elect to receive another form of benefit with your spouse's consent.
Other
  annuity forms may also be available for your transferred account balance.
. Installments (account balances transferred from the AT&T Global
  Information Solutions Company Savings Plan or the Encore
International,
  Inc. Tax Deferred Savings Plan) You may be able to receive all or part of your transferred account balance in a self-directed annual withdrawal even if you have less than 10 years of service.

     If you are eligible for the annuity or installment forms of distribution, you will receive the information necessary to make the elections when you are ready to receive your distribution.

Forfeitures

     If you leave the Company (unless you transfer to an affiliated company) before you are fully vested, you will be entitled to receive payment of the vested portion of uniform points contributions and matching contributions, and related earnings. However, you will forfeit the nonvested portion of these contributions and earnings.

     If you return to work for the Company before you have five consecutive one-year breaks in service (see page 14) and you repay the amount of any payment you received, the amounts that were forfeited will be restored to your account. If you do not repay the value of any payment that was made to you, or if you are rehired after you have five consecutive one-year breaks in service, the amount forfeited will not be restored.

     Forfeited balances will be used first to restore account balances of rehired members who have met the conditions for restoring their forfeited balances and then to decrease future Company contributions.


DEATH BENEFITS BEFORE YOU BEGIN TO RECEIVE YOUR BENEFIT

Before-Tax Contributions, After-Tax Contributions, Matching
Contributions,
Rollover Contributions, and Amounts Transferred from Certain
Other Plans

     When you enroll, you will be asked to name a beneficiary the person or persons who will receive the benefits from your account if you die. Upon your death, your beneficiary will be entitled to a distribution of 100% of your before-tax and after-tax contributions, matching contributions, rollover contributions, amounts transferred from the AT&T Long Term Savings
Plan for Management Members, AT&T Long Term Savings and Security
Plan, AT&T
Retirement Savings and Profit Sharing Plan, or Encore
International, Inc.
Tax Deferred Savings Plan, and their related earnings. Your beneficiary will receive a lump sum distribution unless he or she elects any other form of benefit to which you would have been entitled if you had terminated employment before you died.

     You may name anyone as your beneficiary. However, if you are married and name someone other than your spouse as your beneficiary, the law requires that your spouse consent to the designation showing his or her understanding that if you die he or she will receive no benefits.

     If you have not designated a beneficiary and you are married, your spouse will be considered your beneficiary. If you are not married, your account will be paid to your estate if you have not designated a beneficiary or if your beneficiary dies before you do.

Uniform Points Contributions and Amounts Transferred from Certain
Other
Plans

     If you die while you are employed by the Company, you will become 100% vested in the uniform points contributions in your account and their earnings. If you die after you leave the Company, your vested percentage in these amounts will not be changed upon your death.

     If you are not married when you first become a participant, you will be asked to name a beneficiary. If you have a vested interest in the uniform points contributions, amounts transferred from the AT&T Global
Information Solutions Company Savings Plan or Eaton Financial
Corporation
401(k) Profit Sharing Plan, and their related earnings and die before you receive a distribution of these amounts, then your beneficiary will be entitled to distribution of 100% of these amounts. Your beneficiary will receive a lump sum distribution unless he or she elects any other form of benefit (other than an annuity form of benefit) to which you would have been entitled if you had terminated employment before you died. If you have not designated a beneficiary or if your beneficiary dies before you, then your account will be paid to your estate.

     If you are married, have a vested interest in the uniform points contributions, amounts transferred from the AT&T Global Information
Solutions Company Savings Plan or Eaton Financial Corporation
401(k) Profit
Sharing Plan, and their related earnings allocated to your account, and you die before you receive a distribution of these amounts, then your legal spouse will be covered by a preretirement survivor annuity. The amount of the survivor annuity will be the actuarial equivalent of 100% of the vested portion of your account balance attributable to these contributions and earnings. Your spouse will be able to elect any other form of benefit under the RSP. Once you have reached age 35, you will be able, with your spouse's consent, to waive the preretirement survivor annuity and designate another form of benefit or beneficiary. Your local Human Resources Representative will provide you with forms to make this election. Since your spouse participates in this election, you must immediately inform the local Human
Resources representative of any change in your marital status.

Changes In Beneficiaries

     You may change beneficiaries at any time. To do so, you (and your spouse, when required) should complete the appropriate beneficiary designation form and return it to your local Human Resources
Representative.


TAX CONSIDERATIONS

     The following discussion of tax considerations is intended to provide guidelines only. Tax laws are complex and subject to change.
Before you
make decisions about receiving money from your RSP account, you should consult a qualified tax expert.

     Under current law, you do not pay federal income taxes on your before-tax contributions. For most participants, this advantage also applies to state income taxes. You also don't pay any federal or state income taxes on matching contributions, uniform points contributions, or any earnings as long as they stay in the RSP. You will be required to pay federal and state income taxes on these amounts when they are withdrawn or distributed.

     You won't owe any taxes on your after-tax contributions when they are withdrawn or distributed since you already paid taxes on those contributions when they were deposited in your account. However, you will owe taxes on earnings on your after-tax contributions when withdrawn or distributed.

Shares

     If you receive AT&T shares in a distribution, the value of what you receive will not include any increase in value over the amount paid for the shares by the RSP. The increase will be taxable to you as a capital gain when you sell the shares.

10% Excise Tax on Early Withdrawals

     There may be a 10% excise (penalty) tax on the taxable portion of an in-service withdrawal or distribution if you receive the withdrawal or distribution before age 591/2. This 10% excise tax is in addition to the regular income tax you must pay on the taxable portion of the withdrawal.

     However, the excise tax does not apply if:

You are least age 591/2,
. You terminate employment after reaching age 55, . You become disabled or die, . You use the distribution for medical expenses that are deductible on your tax return, or
. The distribution is part of a qualified domestic relations order (see page 31).

20% Withholding

     If you choose to have your RSP benefit paid to you, the Plan Administrator is required to withhold 20% of the payment and send it to the
IRS as income tax withholding to be credited against your taxes. You can avoid this 20% withholding if you choose a direct rollover that is, having your RSP benefits paid directly to your IRA or to another employer plan that accepts your rollover.

     If you choose to have the RSP benefit paid to you, you can still decide, within 60 days after you receive payment, to rollover all or a part of it to an IRA or another employer plan that accepts rollovers. You can rollover up to 100% of the taxable portion of your distribution, including an amount equal to the 20% that was withheld. If you choose to rollover
100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. On the other hand, if you rollover only the 80% that you received, you will be taxed on the 20% that was withheld.


NONTRANSFERABILITY OF BENEFITS

     You or your beneficiary may not assign or transfer amounts under the
RSP. Similarly, amounts credited to your account may not be used to pay your debts or obligations unless you first elect a withdrawal from your account. However, the RSP will comply with a court-issued
"qualified
domestic relations order" or a qualified tax levy.

     If you become divorced or separated, certain court orders, referred to as a domestic relations order, could require that part of your benefits be paid to someone else your former spouse or children, for example. AT&T
Capital Corporation has established guidelines for processing domestic relations orders. As soon as you are aware of any court proceedings which may affect your benefits, contact the Corporate Benefit Office.

CONTACTING THE RECORDKEEPER

     After you've enrolled in the RSP, you may want updates on your accounts, or want to make changes to your investment decisions.
You'll be
able to access your account virtually 24 hours a day, seven days week including holidays.

     Here's how the recordkeeper's voice response system (VRS) works:

To reach the VRS line, dial:
. 1-800-228-401K
. To access the VRS system, you'll use the same Personal
Identification
  Number (PIN) you received when you enrolled in the RSP.
. When you dial the VRS number, you'll be asked to enter your 5-digit PIN, and your social security number.
. If you don't know your PIN, you'll need to speak to a Participant
  Service Representative (PSR); PSRs are available Monday through
Friday,
  8:00 a.m. to 7:00 p.m., Eastern Standard Time.
. Once you're in the VRS system, you'll be able to:
       Change before-tax and after-tax savings percentages, Obtain current account balances, including totals by investment,
       Obtain current investment direction,
       Change investment direction of future contributions, Transfer existing assets among funds, and Receive investment information and performance history.

     At any time during your call, you'll be able to press "0" to speak with a PSR (providing you call during the hours listed above).

     If your request is received before 3:00 PM Eastern Standard
Time, it
will be processed that day; if the request is received after 3:00 p.m.
Eastern Standard Time, it will be processed the next business day.

     If you have any questions on how to use the VRS or how to contact a service representative, please call your local Human Resources representative.


CLAIM AND APPEAL PROCEDURES

Claim Procedures

     Please see "Applying For An In-Service Withdrawal" on page
21 and "How
To Request A Distribution" on page 22 for information on filing a claim for benefits under the RSP. If a claim for benefits is denied, either in whole or in part, you or your dependents will receive written notification from the Administrative Committee.

     If a claim for benefits is denied, either in whole or in part, you or your dependents will receive written notification from the Corporate
Benefit Office. This written notification will include:

The specific reason or reasons for the denial, . Specific reference to pertinent RSP provisions on which the denial was based,
. A description of any additional material or information necessary to perfect the claim and an explanation of why the material or information is necessary, and
. Appropriate information about the steps to be taken if you, your dependent, or a person authorized to represent you or your dependent wishes to submit the claim for review.

     The Corporate Benefit Office will respond to your claim within 90 days after it receives your claim submitted according to the procedures described in this section. This 90-day period may be extended up to an additional 90 days if the Corporate Benefit Office notifies you before the original 90-day period expires.

     If a claim for benefits is denied, in whole or in part, or if you or your dependents believe that benefits under the RSP to which you or your dependents are entitled have not been provided, you, your dependents or authorized representative may appeal this denial or other action by the
Corporate Benefit Office.

Appeal Procedures

     Please note that the RSP requires that you pursue all your claim and appeal rights described in this section before you seek any other legal recourse regarding claims for benefits.

     You must appeal in writing within 60 days after you receive notification of the Corporate Benefit Office's decision or, if you didn't receive notification, within 60 days after the 90-day period has lapsed.
Send your written request for review of any denied claim or other disputed matter directly to the Administrative Committee at the address listed on page 32. The person sending the request has the right to:

Review pertinent plan documents. You can obtain them by following the procedures described under "Plan Documents," page 33, and . Send to the Administrative Committee a written statement of the issues and any other documents in support of the claim for benefits or other matter under review.

     The Administrative Committee will provide a written response to the appeal within 60 days after it is received. The 60-day period may be extended up to an additional 60 days if the Administrative Committee notifies you before the original 60-day period expires. If the Administrative Committee does not respond within 60 (or 120) days, the claimant may consider the claim denied.

     The Administrative Committee serves as the final review committee under the RSP and has sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the RSP, any and all questions arising from administration of the RSP and interpretation of all plan provisions, determination of all questions relating to participation of eligible members and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any participant, spouse or beneficiary, and construction of all terms of the RSP.

     Notwithstanding the foregoing, AT&T Capital Corporation has sole and complete discretionary authority to determine questions relating to eligibility of participants for membership in the RSP and to amend or terminate the RSP at any time. Respective decisions by the Administrative
Committee and AT&T Capital Corporation shall be conclusive and binding on all parties and not subject to further review. In any case, as a participant or dependent of a participant in the RSP, you may have further rights under the Member Retirement Income Security Act of 1974, as amended
(ERISA) (see page 31).


FAMILY AND MEDICAL LEAVE ACT OF 1993

     The Family and Medical Leave Act of 1993 (FMLA) requires covered employers to provide up to 12 weeks of unpaid, job-protected leave to
"eligible" members for certain family and medical reasons. Members are eligible if they have worked for the Company for at least 1 year and for at least 1,250 hours over the previous 12 months.

     Under the FMLA, an eligible member may take an unpaid leave for any of the following reasons:

To care for the member's child after birth, or placement for adoption or foster care;
. To care for the member's spouse, child, or parent, who has a serious health condition, or
. For a serious health condition that makes the member unable to perform his or her job.

     The member may be required to provide advance leave notice and medical certification. Taking of leave may be denied if requirements are not met.

The member ordinarily must provide 30 days' advance notice when the leave is "foreseeable."
. The Company may require medical certification to support a request for leave because of a serious health condition, and may require second or third opinions (at the Company's expense) and a fitness for duty report to return to work.
. During the FMLA leave, the Company must maintain the member's health coverage for up to 12 weeks of leave (up to the amount normally paid by the Company, under the same terms and conditions as apply to active members who are not on a FMLA leave). Members must continue to pay any required member contributions in order to continue coverage.
. Upon return from FMLA leave, most members must be restored to their original or equivalent positions with equivalent pay, and other terms and conditions of employment.
. The use of FMLA leave cannot result in the loss of any employment benefit that accrued before the start of any member's leave.

FMLA makes it unlawful for any employer to:
. Interfere with, restrain, or deny the exercise of any right provided under the FMLA, and
. Discharge or discriminate against any person for opposing any practice made unlawful by the FMLA or for involvement in any proceeding under or relating to the FMLA.

     FMLA does not affect any federal or state law prohibiting discrimination, or supersede any state or local law or collective bargaining agreement which provides greater family or medical leave rights.


RIGHTS OF A PLAN PARTICIPANT OR BENEFICIARY UNDER ERISA

     As a participant in the AT&T Capital Corporation Retirement and
Savings Plan, you have these rights and protections under ERISA:

You can examine, without charge, all plan documents, including the contracts with claims administrators and trustee, and the copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports. You may examine these documents at the Corporate Benefit Office. See the "Administrative Information"
section
  for information about where you can examine these documents.
. You can obtain copies of all plan documents and other plan information upon written request to the Corporate Benefit Office. You will be charged a reasonable fee for copies of the documents requested unless federal law requires that they be furnished without charge. See the
  "Administrative Information" section to learn where to direct correspondence.
. You can receive a summary of the RSP's annual financial report a copy of this summary annual report is furnished to each participant once a year.

     In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the member benefit plans. These people, called fiduciaries of the plan, have a duty to operate the plans prudently and in the interest of plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

     If your claim for benefits is denied in whole or in part, you will receive a written explanation of the reason for the denial. If you do not hear from the appropriate party within the designated time frame, your claim or appeal is considered denied. You have the right to have the appropriate party review and reconsider your claim.
(See the "Claim and Appeal Procedures" section.)

     Under ERISA, there are steps you can take to enforce the above rights.
For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such cases, the court may require the Company to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Company. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     If plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights under ERISA, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay costs and fees, for example, if it finds your claim to be frivolous.

     For answers to questions about the RSP, contact the Corporate Benefit
Office or the recordkeeper, as appropriate. See the "Administrative
Information" section for information about whom to contact. If you have any questions about this statement of your rights, or about your rights under
ERISA, contact the nearest area office of the Pension and Welfare
Benefits
Administration, U.S. Department of Labor.


ADMINISTRATIVE INFORMATION

Plan Name

     The official plan name is the AT&T Capital Corporation
Retirement and
Savings Plan.

Recordkeeper

     The recordkeeper is Merrill Lynch Group Member Services, 265
Davidson
Avenue, Somerset, New  Jersey 08873.
800-228-401K

Trustee

     The trustee is Merrill Lynch Trust Company, 300 Davidson
Avenue,
Somerset, New  Jersey 08873.

Plan Administrator

     The Plan Administrator for the AT&T Capital Corporation
Retirement and
Savings Plan is AT&T Capital Corporation. An Administrative
Committee
appointed by the Compensation Committee of AT&T Capital
Corporation's Board
of Directors administers the RSP on AT&T Capital Corporation's behalf.

Administrative Committee

     The Administrative Committee is located at AT&T Capital
Corporation,
44 Whippany Road, Morristown, New Jersey 07962. The current members of the
Administrative Committee are the Corporate Resource Officer and the General
Counsel of AT&T Capital Corporation.

Legal Service

     Direct process of legal service to AT&T Capital Corporation,
44
Whippany Road, Morristown, New  Jersey 07962 (Attn: General
Counsel).

Corporate Benefit Office
     AT&T Capital Corporation
     Attn: Corporate Benefit Office
     44 Whippany Road
     Morristown, New Jersey 07962
     201-397-3000

Type of Plan, Plan Records, and Plan Year

     The AT&T Capital Corporation Retirement and Savings Plan is considered a pension plan and an individual account plan under the Member Retirement
Income Security Act of 1974, as amended (ERISA). As an individual account plan, contributions to and benefits under the RSP are not guaranteed by the
Pension Benefit Guaranty Corporation. The RSP and all records are kept on a calendar-year basis beginning January 1 and ending December 31.

Employer and Plan Identification Numbers

AT&T Capital Corporation and the RSP are identified by the
following
numbers under Internal Revenue Service rules:
Description    Number
Employer Identification  22-3211453
Number (assigned by
the IRS)
Plan Identification      001
Number (assigned by
AT&T Capital Corporation)

Plan Documents

     The information contained in this summary plan description provides only the highlights of the AT&T Capital Corporation Retirement and Savings
Plan. It does not attempt to cover all details. RSP details are contained in the official plan documents. These documents legally govern the operation of the RSP.

     You can review the plan documents, as well as the annual report of the
RSP as filed with the federal government, at the Corporate Benefit Office during normal working hours. You must submit your request to review documents in writing and allow 10 days for your request to be processed. If you submit a written request to the Corporate Benefit Office, you can obtain copies of these documents within 30 days. You will be charged a reasonable fee for the copies unless federal law requires that the documents be furnished without charge.

     Submit all requests in writing to the Corporate Benefit
Office.

Payment of Benefits and Plan Funding

     Your contributions, matching contributions, and uniform points contributions to the RSP go into a trust fund managed under the terms of a trust agreement by the RSP's trustee: Merrill Lynch. The Trustee pays all benefits under the RSP from the available funds in the trust. Funds are held in the trust exclusively for participants in the RSP and their beneficiaries.

Plan Expenses

     Certain expenses incurred in administering the RSP are paid from the trust fund, including some recordkeeping fees, confirmation fees, asset transfer expenses, proxy fees, check processing fees, enrollment and communication expenses, and similar expenses. Expenses that relate to a particular participant's account such as loan application fees are allocated to that account. All other expenses are allocated among the accounts of all the participants If you have any questions about the allocation of these expenses, please contact the recordkeeper or the
Corporate Benefits Office.

Plan Continuation

     The Compensation Committee of the Board of Directors of AT&T
Capital
Corporation (or its delegate) reserves the right to amend, suspend, or terminate the RSP at any time. If the RSP is terminated, if there is a partial termination affecting you, or if the Company permanently ceases contributions to the RSP, you will immediately be 100% vested in the value of all uniform points contributions as of the date of termination.
AT&T Capital Corporation does not guarantee the continuation of any benefits during employment, nor does it guarantee any specific level of benefits. Also, benefits are provided at AT&T Capital Corporation's discretion and do not create a contract of employment.

                         AT&T Capital Corporation
                            EXCESS BENEFIT PLAN

Purpose of the Excess Benefit Plan

     The Internal Revenue Code imposes certain limits on the amount of contributions that may be made on your behalf to the AT&T Capital Corporation Retirement and Savings Plan. The AT&T Capital Corporation
Excess Benefit Plan is designed to allow you to save as much as possible for your retirement by allowing AT&T Capital Corporation and its subsidiaries to credit contributions in excess of certain Internal Revenue
Code limits to this plan on your behalf.

     This summary refers to AT&T Capital Corporation and its subsidiaries collectively as the "Company."

     The Excess Benefit Plan is considered an "unfunded" plan under the
Member Retirement Income Security Act of 1974, as amended (see
"Payment of
Benefits and Plan Funding" on page 41). One advantage of the "unfunded" nature of the Excess Benefit Plan is that you will not have to pay taxes on amounts credited to your account until those accounts are paid to you.

Internal Revenue Code Limits

     The Internal Revenue Code limits the amount of your contributions, matching contributions, and uniform points contributions that may be made to the Retirement and Savings Plan on your behalf. In general, these contributions may not exceed the lesser of $30,000 or 25% of your taxable pay in any calendar year.

Participation

     If the total contributions for a year to the Retirement and
Savings
Plan would exceed the $30,000 or 25% of pay (pay still includes only
compensation up to the 401(a)(17) limits   this limit is $150,000
in 1994)
Internal Revenue Code limit, you will automatically become a participant in this Excess Benefit Plan. You won't have to do anything to enroll.
The Corporate Benefit Office will notify you if you become a participant.


CONTRIBUTIONS TO YOUR ACCOUNT

     When you become a participant in the Excess Benefit Plan, the Company will establish an account on your behalf. No contributions to the Retirement and Savings Plan will be made in excess of the $30,000 or 25% of pay Internal Revenue Code limit. However, in any year in which the total contributions on your behalf would exceed either of these limits, the
Company will credit to your account under this Excess Benefit Plan uniform points contributions and matching contributions in excess of the Internal
Revenue Code ($30,000/25% of pay) limit. Pay still includes only compensation up to the Internal Revenue Code limit of $150,000 in 1994. If the Internal Revenue Code limit is still exceeded, then your after-tax and before-tax contributions in excess of the limit will be refunded to you.

Example:
Let's assume the following:
Your pay is $25,000 before reduction for before-tax
contributions,
. You make the maximum before-tax contribution
. permitted under the Retirement and Savings Plan of 12% (i.e.,
$3,000),
. A matching contribution of 4% is allocated to your account under the
  Retirement and Savings Plan, and
. An uniform points contribution of 9% of pay before reduction for before-tax contributions would be allocated to your account under the
  Retirement and Savings Plan if there were no Internal Revenue
Code
  limits.
The total contributions under the Retirement and Savings Plan are calculated as follows:
$25,000 x 9% (uniform points contribution)   =    $2,250
$25,000 x 12% (your before-tax contribution) =    $3,000
$25,000 x 4% (matching contribution)    =    $1,000
          $6,250
Even though these percentages (9% + 12% + 4%) add up to only 25%, the
Internal Revenue Code limit would still affect you. This is
because in
computing the Internal Revenue Code limit, your before-tax
contributions to
the Retirement and Savings Plan (and to the Company's flexible benefits
program) are deducted from your pay first.
Therefore, in applying the limitation, your "pay" would be only:
     $ 25,000
     - 3,000   (before-tax contributions)
     $ 22,000
The Internal Revenue Code limitation would then equal $5,500
($22,000 x
25%).
Because total contributions of $6,250 exceed the Internal Revenue Code limitation of $5,500, the excess amount ($750) cannot be contributed to the
Retirement and Savings Plan.
However, $750 will be credited to your Excess Benefit Plan account.


EARNINGS ON YOUR ACCOUNT

Excess Plan Investments

     All amounts credited under the Excess Benefit Plan for an eligible active member will be credited to an account on the Company's or recordkeeper's books.

The amounts in your account will be deemed to be periodically invested and reinvested in designated investment fund shares identified by the
  Company.
. Your account will be adjusted to reflect gains, losses, and earnings as though the amounts were in fact invested and reinvested in investment fund shares.

     At present it is not clear whether allowing members to direct their own investments is practicable or may jeopardize the plan's
"unfunded"
status.

     Consequently your investment directions will not be applied to your account at this time. The Administrative Committee will instead credit your account with interest at a rate no less than the rate of return on investments in the Merrill Lynch Government Fund, or a similar investment option.


VESTING

     You vest in contributions and earnings credited to your account in the same manner as under the Retirement and Savings Plan. (See pages
12 through
14 for information about vesting.)

NONTRANSFERABILITY OF BENEFITS

     You or your beneficiary may not assign or transfer amounts under the
Excess Benefit Plan. Similarly, amounts credited to your account may not be used to pay your debts or obligations.

PAYMENT OF YOUR EXCESS BENEFIT PLAN BENEFIT

     The vested portion of your Excess Benefit Plan account will be paid to you in 60 monthly installments beginning as of the later of the first day of the month after:

You reach age 65, or
. You terminate employment with the Company (or any affiliate).

     However, you may ask the Company to pay your account at any time after you terminate employment or in another form. The Company, in its sole discretion, may elect to:

Pay your benefit to you in any form available under the Retirement and
  Savings Plan that it considers appropriate, and . Begin to pay your benefit as of the first day of any month after termination of your employment it you terminate before your 65th birthday.

     If you die before you have received your vested Excess
Benefit Plan
account, the vested balance will be paid in a lump sum to your spouse or, if not married, your beneficiary under the AT&T Capital
Corporation
Retirement and Savings Plan.

Forfeitures

     If you leave the Company (unless you transfer to an affiliated company) before you are fully vested, you will forfeit the nonvested portion of your Excess Benefit Plan account when you have a five-year break in service.


CLAIM AND APPEAL PROCEDURES

Claim Procedures

     If you are vested when you leave the Company, your Excess
Benefit Plan
benefit will be paid automatically upon termination of your employment from the Company or your 65th birthday. If you believe you are eligible and you don't receive an Excess Benefit Plan benefit, you have a right to file a written application for benefits.

     If your claim for benefits is denied, either in whole or in part, you will receive written notification from the Corporate Benefit
Office. This
written notification will include:

The specific reason or reasons for the denial, . Specific reference to pertinent Excess Benefit Plan provisions on which the denial was based,
. A description of any additional material or information necessary to perfect the claim and an explanation of why the material or information is necessary, and
. Appropriate information about the steps to be taken if you or a person authorized to represent you wishes to submit the claim for review.

after receiving your claim submitted according to the procedures described in this section. This 90-day period may be extended up to an additional 90 days if the Corporate Benefit Office notifies you before the original 90-day period expires.

     If a claim for benefits is denied, in whole or in part, or if you believe that benefits under the Excess Benefit Plan to which you are entitled have not been provided, you or your authorized representative may appeal this denial or other action by the Corporate Benefit
Office.

Appeal Procedures

     Please note that the Excess Benefit Plan requires that you pursue all your claim and appeal rights described in this section before you seek any other legal recourse regarding claims for benefits.

     You must appeal in writing within 60 days after you receive notification of the Corporate Benefit Office's decision or, if you didn't receive notification, within 60 days after the 90-day period has lapsed.
Send your written request for review of any denied claim or other disputed matter directly to the Administrative Committee at the address listed on page 40. The person sending the request has the right to:

Review pertinent plan documents. You can obtain them by following the procedures described under "Plan Documents," page 41, and . Send to the Administrative Committee a written statement of the issues and any other documents in support of the claim for benefits or other matter under review.

     The Administrative Committee will provide a written response to the appeal within 60 days after it is received. The 60-day period may be extended up to an additional 60 days if the Administrative Committee notifies you before the original 60-day period expires. If the Administrative Committee does not respond within 60 (or 120) days, you may consider the claim denied.

     The Administrative Committee serves as the final review committee under the Excess Benefit Plan and has sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Excess Benefit
Plan, any and all questions arising from administration of the Excess
Benefit Plan and interpretation of all plan provisions, determination of all questions relating to participation of eligible members and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any participant, and construction of all terms of the
Excess Benefit Plan.

     Notwithstanding the foregoing, AT&T Capital Corporation has sole and complete discretionary authority to determine questions relating to eligibility for participation in the Excess Benefit Plan and to amend or terminate the Excess Benefit Plan at any time. Respective decisions by the
Administrative Committee and AT&T Capital Corporation shall be conclusive and binding on all parties and not subject to further review.

ADMINISTRATIVE INFORMATION

Plan Name

     The official plan name is the AT&T Capital Corporation
Excess Benefit
Plan.

Recordkeeper

     The recordkeeper is Merrill Lynch Group Member Services, 265
Davidson
Avenue, Somerset, New Jersey 08873.

Trustee

     The trustee is Merrill Lynch Trust Company, 300 Davidson
Avenue,
Somerset, New Jersey 08873.

Plan Administrator

     The Plan Administrator for the AT&T Capital Corporation
Excess Benefit
Plan is AT&T Capital Corporation. An Administrative Committee appointed by the Compensation Committee of the Board of Directors of AT&T Capital
Corporation administers the Excess Benefit Plan on AT&T Capital Corporation's behalf.

Administrative Committee

     The Administrative Committee is located at AT&T Capital
Corporation,
44 Whippany Road, Morristown, New Jersey 07962. Currently the
Administrative Committee members are the Corporate Resource
Officer and the
General Counsel of AT&T Capital Corporation.

Legal Service

     Direct process of legal service to AT&T Capital Corporation,
44
Whippany Road, Morristown, New Jersey 07962 (Attn: General
Counsel).

Corporate Benefit Office
     The Corporate Benefit Office
     AT&T Capital Corporation
     Attn: Corporate Benefit Office
     44 Whippany Road
     Morristown, NJ 07962
     201-397-3000

Type of Plan, Plan Records, and Plan Year

     The AT&T Capital Corporation Excess Benefit Plan is exempt from most of the requirements under the Member Retirement Income Security Act of
1974, as amended ("ERISA"). It is a nonqual-ified pension plan under the
Internal Revenue Code. Benefits under the Excess Benefit Plan are not guaranteed by the Pension Benefit Guarantee Corporation
The Excess Benefit Plan and all records are kept on a calendar-year basis beginning January 1 and ending December 31.

Employer and Plan Identification Numbers

AT&T Capital Corporation and the Excess Benefit Plan are
identified by the
following numbers under Internal Revenue Service rules:
Description    Number
Employer Identification  22-3211453
Number (assigned by the IRS)
Plan Identification Number    002
(assigned by AT&T Capital
Corporation)

Plan Documents

     The information contained in this summary plan description provides only the highlights of the AT&T Capital Corporation Excess
Benefit Plan. It
does not attempt to cover all details. Excess Benefit Plan details are contained in the official plan documents. These documents legally govern the operation of the Excess Benefit Plan.

     You can review the Excess Benefit Plan documents at the Corporate
Benefit Office during normal working hours. You must submit your request to review in writing and allow 10 days for your request to be processed. If you submit a written request to the Corporate Benefits Office, you can obtain copies of these documents within 30 days. You will be charged a reasonable fee for the copies unless federal law requires that the documents be furnished without charge.

     Submit all requests in writing to the Corporate Benefit
Office.

Payment of Benefits and Plan Funding

     The Excess Benefit Plan is considered an "unfunded" deferred compensation plan under ERISA and the Internal Revenue Code. However, AT&T
Capital Corporation has established a trust to which it intends to make regular contributions to fund its obligations under the Excess Benefit
Plan. Funds are held in the trust to pay benefits for Excess Benefit Plan participants. However, if the Company becomes insolvent, the trust may be used to pay benefits to the general creditors of the Company. Excess
Benefit Plan benefits will be paid primarily from this trust. If there are insufficient assets in the trust, Excess Benefit Plan benefits will then be paid from the general assets of the Company.

Plan Continuation

     The Compensation Committee of the Board of Directors of AT&T
Capital
Corporation (or its delegate) reserves the right to modify, suspend, change, or terminate the Excess Benefit Plan at any time. AT&T Capital
Corporation does not guarantee the continuation of any benefits during employment, nor does it guarantee any specific level of benefits. Also, benefits are provided at AT&T Capital Corporation's discretion and do not create a contract of employment.